Exhibit 99.1

NUVERRA EXTENDS MATURITY OF FIRST AND SECOND LIEN CREDIT FACILITIES

SCOTTSDALE, AZ (July 24, 2020) - Nuverra Environmental Solutions, Inc. (NYSE American: NES) (“Nuverra,” the “Company,” “we,” “us” or “our”) has entered into agreements with its lenders to extend the maturity date on its secured credit facilities and to modify the financial covenants to better reflect the Company’s current and projected financial profile. These amendments became effective on July 13, 2020 and consisted of a Third Amendment to its First Lien Credit Agreement with funds controlled by Ares Capital Management (“Ares”) and a Second Amendment to its Second Lien Credit Agreement with funds controlled by Ascribe Capital Management (“Ascribe”) and Gates Capital Management (“Gates Capital”). The amendments extended the scheduled maturity of the First Lien Facility from February 7, 2021 to May 15, 2022 and the Second Lien Facility from October 7, 2021 to November 15, 2022.

PRIMARY TERMS OF THE FIRST LIEN AMENDMENT

•	Extend the maturity date from February 7, 2021 to May 15, 2022

•	Defer measurement of the fixed charge coverage ratio ("FCCR") covenant until the second quarter of 2021 and set the minimum FCCR at 0.70 to 1.00 for such quarter and at 1.00 to 1.00 thereafter

•
Add a monthly minimum liquidity covenant that requires the Company to maintain minimum liquidity amounts as follows: $8,000,000 through July 31, 2020, $5,500,000 through August 30, 2020, $5,000,000 through November 30, 2020 and $4,000,000 on and after December 1, 2020

•	Prohibit draws on the revolving facility until the FCCR is 1.00 to 1.00

•	Set the maximum capital expenditures covenant for 2020 and 2021 at $6,000,000 and $7,500,000, respectively.

As part of the amendment, Nuverra repaid $2,500,000 of principal on the First Lien Facility.

PRIMARY TERMS OF THE SECOND LIEN AMENDMENT

•	Extend the maturity date from October 7, 2021 to November 15, 2022

•	Defer measurement of the FCCR covenant until the second quarter of 2021 and set the minimum FCCR at 0.60 to 1.00 for such quarter and at 0.85 to 1.00 thereafter

•
Add a monthly minimum liquidity covenant that requires the Company to maintain minimum liquidity amounts as follows: $6,800,000 through July 31, 2020, $4,675,000 through August 30, 2020, $4,250,000 through November 30, 2020 and $3,400,000 on and after December 1, 2020

•	Set the maximum capital expenditures covenant for 2020 and 2021 at $7,058,823 and $8,823,529, respectively.

LIQUIDITY UPDATE

While the Company is preparing to issue the quarterly financial statements for the period ending June 30, 2020 in August, we are providing a preliminary liquidity update in conjunction with the amendments to the First Lien and Second Lien Facilities. As of June 30, 2020, the outstanding balance of the First Lien Facility was $16.4 million. As part of the amendment, we made a payment of $2.5 million on July 13, 2020, reducing the outstanding balance on the First Lien Facility to $13.9 million. As of June 30, 2020, our cash balance was $15.8 million.  We had no outstanding draws under the revolving credit facility and the balance of the Second Lien Facility was $8.8 million as of June 30, 2020.

“In the current market where capital in the energy space is extremely scarce, we are very pleased to have the support of Ares, Ascribe and Gates Capital in extending the maturity of our facilities to allow us to focus on operating the business and continuing to navigate these challenging conditions. We now have almost two years without any debt maturities and have adjusted the financial covenants to better reflect the market conditions and the Company’s recent performance. While we are still required to maintain significant liquidity, we continue to focus on that issue daily. As of today, we see some signs of modestly improving industry health, but we are still facing challenging headwinds and don’t see meaningful relief in the near future,”
said Charlie Thompson, Chief Executive Officer.

About Nuverra
Nuverra Environmental Solutions, Inc. provides water logistics and oilfield services to customers focused on the development and ongoing production of oil and natural gas from shale formations in the United States. Our services include the delivery, collection, and disposal of solid and liquid materials that are used in and generated by the drilling, completion, and ongoing production of shale oil and natural gas. We provide a suite of solutions to customers who demand safety, environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words.

These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, and any forward-looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: the severity, magnitude and duration of the coronavirus disease 2019 ("COVID-19") pandemic and oil price declines, including impacts on our business, results of operations and financial condition; financial results that may be volatile and may not reflect historical trends due to, among other things, changes in commodity prices or general market conditions, acquisition and disposition activities, fluctuations in consumer trends, pricing pressures, transportation costs, changes in raw material or labor prices or rates related to our business and changing regulations or political developments in the markets in which we operate; risks associated with our indebtedness, including changes to interest rates, decreases in our borrowing availability, our ability to manage our liquidity needs and to comply with covenants under our credit facilities, including as a result of COVID-19 and oil price declines; the loss of one or more of our larger customers; difficulties in successfully executing our growth initiatives, including identifying and completing acquisitions and divestitures, successfully integrating acquired business operations, and identifying and managing risks inherent in acquisitions and divestitures, as well as differences in the type and availability of consideration or financing for such acquisitions and divestitures; natural disasters, such as hurricanes, earthquakes and floods, pandemics (including COVID-19) or acts of terrorism, or extreme weather conditions, that may impact our business locations, assets, including wells or pipelines, distribution channels, or which otherwise disrupt our or our customers' operations or the markets we serve; our ability to attract and retain key executives and qualified employees in strategic areas of our business; our ability to attract and retain a sufficient number of qualified truck drivers in light of industry-wide driver shortages and high-turnover; the availability of less favorable credit and payment terms due to changes in industry condition or our financial condition, which could constrain our liquidity and reduce availability under our revolving credit facility; higher than forecasted capital expenditures to maintain and repair our fleet of trucks, tanks, equipment and disposal wells; control of costs and expenses; changes in customer drilling, completion and production activities, operating methods and capital expenditure plans, including impacts due to low oil and/or natural gas prices or the economic or regulatory environment; risks associated with the limited trading volume of our common stock on the NYSE American Stock Exchange, including potential fluctuation in the trading prices of our common stock; the effects of our completed restructuring on the Company and the interest of various constituents; risks and uncertainties associated with our completed restructuring process, including the outcome of a pending appeal of the order confirming the plan of reorganization; risks associated with the reliance on third-party analyst and expert market projections and data for the markets in which we operate; present and possible future claims, litigation or enforcement actions or investigations; risks associated with changes in industry practices and operational technologies and the impact on our business; risks associated with the operation, construction, development and closure of saltwater disposal wells, solids and liquids transportation assets, landfills and pipelines, including access to additional locations and rights-of-way, permitting and licensing, environmental remediation obligations, unscheduled delays or inefficiencies and reductions in volume due to micro- and macro-economic factors or the availability of less expensive alternatives; the effects of competition in the markets in which we operate, including the adverse impact of competitive product announcements or new entrants into our markets and transfers of resources by competitors into our markets; changes in economic conditions in the markets in which we operate or in the world generally, including as a result of political uncertainty; reduced demand for our services due to regulatory or other influences related to extraction methods such as hydraulic fracturing, shifts in production among shale areas in which we operate or into shale areas in which we do not currently have operations; the unknown future impact of changes in laws and regulation on waste management and disposal activities, including those impacting the delivery, storage, collection, transportation, treatment and disposal of waste products, as well as the use or reuse of recycled or treated products or byproducts; and risks involving developments in environmental or other governmental laws and regulations in the markets in which we operate and our ability to effectively respond to those developments including laws and regulations relating to oil and natural gas extraction businesses, particularly relating to water usage, and the disposal and transportation of liquid and solid wastes.

The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Contact
Nuverra Environmental Solutions, Inc.
Investor Relations
602-903-7802
ir@nuverra.com

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